                                                                      Exhibit 11


                            TRW Inc. and Subsidiaries
                            -------------------------
                  COMPUTATION OF EARNINGS PER SHARE - UNAUDITED
                  ---------------------------------------------

                     (In Millions Except Per Share Amounts)



                                                                Three Months Ended March 31
                                                                ----------------------------
PRIMARY                                                               1997       1996
-------                                                               -----      ----
Earnings from continuing operations                                  $119.2      $102.7
Less preference dividend requirements                                   0.1         0.1
                                                                    -------     -------
Earnings applicable to common shares
    and common share equivalents                                      119.1       102.6
Earnings from discontinued operations                                    --        14.3
                                                                    -------     -------
Net earnings applicable to common shares
    and common share equivalents                                     $119.1      $116.9
                                                                    =======     =======

Average common shares outstanding                                     125.2       131.2
Stock options and performance share rights, based on
    the treasury stock method using average market price                3.2         3.0
                                                                    -------     -------
Average common shares and common share
    equivalents                                                       128.4       134.2
                                                                    =======     =======

Primary earnings per share from continuing operations                 $0.93       $0.76
Primary earnings per share from discontinued operations                  --        0.11
                                                                    -------     -------
Primary earnings per share                                            $0.93       $0.87
                                                                    =======     =======


FULLY DILUTED
-------------
Earnings from continuing operations applicable
    to common shares and common share equivalents                    $119.1      $102.6

Dividends assuming conversion of other
    dilutive securities: (A)
       Dilutive preference dividends                                    0.1         0.1
                                                                    -------     -------
Earnings from continuing operations applicable
      to fully diluted shares                                         119.2       102.7
Earnings from discontinued operations                                    --        14.3
                                                                    -------     -------
Net earnings applicable to fully diluted shares                      $119.2      $117.0
                                                                    =======     =======

Average common shares outstanding                                     125.2       131.2

Common shares assuming conversion of
     other dilutive securities: (A)
        Dilutive preference shares                                      1.0         1.1

        Stock options and performance share rights,
            based on the treasury stock method using
            closing market price if higher than
            average market price                                        3.2         3.3
                                                                    -------     -------

Average fully diluted shares                                          129.4       135.6
                                                                    =======     =======


Fully diluted earnings per share from continuing operations           $0.92       $0.76
Fully diluted earnings per share from discontinued operations            --        0.10
                                                                    -------     -------
Fully diluted earnings per share                                      $0.92       $0.86
                                                                    =======     =======

(A)  Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.
